As filed with the Securities and Exchange Commission on August 10, 2009

Registration No. 333-146562

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Perfect World Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8th Floor, Huakong Building, No. 1 Shangdi East Road,

Haidian District, Beijing 100085, People’s Republic of China

(86 10) 5885-8555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Share Incentive Plan

(as amended and restated as of February 28, 2009)

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Copies to:

Kelvin Wing Kee Lau Chief Financial Officer 8th Floor, Huakong Building, No. 1 Shangdi East Road, Haidian District, Beijing 100085, People’s Republic of China (86 10) 5885-8555	David T. Zhang, Esq. Latham & Watkins 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2912-2503

EXPLANATORY NOTE

Perfect World Co., Ltd. hereby amends its registration statement on Form S-8 (Registration No. 333-146562) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the Share Incentive Plan. The amended and restated Share Incentive Plan is incorporated by reference to Exhibit 4.5 to the annual report of the Registrant on Form 20-F filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2009 and replaces Exhibit 10.1 of the initial registration statement. No additional securities are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on August 10, 2009.

Perfect World Co., Ltd.

By:	/s/ Michael Yufeng Chi
Name:	Michael Yufeng Chi
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Yufeng Chi	Chairman of the Board /	August 10, 2009
Michael Yufeng Chi	Chief Executive Officer
(Principal Executive Officer)

/s/ *	Chief Financial Officer	August 10, 2009
Kelvin Wing Kee Lau	(Principal Financial Officer)

/s/ *	Director	August 10, 2009
Ge Song

/s/ Han Zhang	Independent Director	August 10, 2009
Han Zhang

/s/ *	Independent Director	August 10, 2009
Louis T. Hsieh

/s/ *	Independent Director	August 10, 2009
Bing Xiang

Signature	Title	Date

/s/ *	Authorized Representative in the	August 10, 2009
Name: Donald J. Puglisi	United States
Title: Managing Director, Puglisi & Associates

*By	/s/ Michael Yufeng Chi
Michael Yufeng Chi
Attorney-in-Fact

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Share Incentive Plan, as amended and restated as of February 28, 2009 (incorporated by reference to Exhibit 4.5 to the annual report of the Registrant on Form 20-F filed with the Commission on June 19, 2009 (File No. 001-33587))

24.1	Power of Attorney